BDO SEIDMAN, LLP



                          CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS



Perma-Fix Environmental Services, Inc.
Gainesville, Florida



We hereby consent to the incorporation by reference of our report dated September 11, 1997, except for Note 15 which is as of October 7, 1997, relating to the consolidated financial statements and schedule of Perma-Fix Environmental Services, Inc. appearing in the Company s Annual Report on Form 10-K/A for the year ended December 31, 1996, into the Company's previously filed Form S-3 and S-8 Registration Statements, File Nos. 33-85118 (S-3), 333-14513 (S-3), 33-80580 (S-8), 333-3664 (S-8), 333-17899 (S-8) and 333-
25835 (S-8).



                              BDO Seidman, LLP

Orlando, Florida
October 13, 1997